UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 25, 2024

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

24275 Katy Freeway, Suite 600, Katy, Texas	77494
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 258-2170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SLCA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 25, 2024, U.S. Silica Holdings, Inc. (the “Company”), through its subsidiaries, USS Holdings, Inc. (“Parent”), as guarantor, U.S. Silica Company (“U.S. Silica”), as borrower, and certain of U.S. Silica’s subsidiaries, as additional guarantors, entered into Amendment No. 1 to Credit Agreement (the “Repricing Amendment”), dated as of March 25, 2024, with BNP Paribas, as administrative agent (the “Agent”) for the lenders consenting to the Repricing Amendment, which amends certain terms in that certain Fourth Amended and Restated Credit Agreement, dated as of March 23, 2023 (the “Credit Agreement”), by and among Parent, U.S. Silica, certain of U.S. Silica’s subsidiaries party thereto, the lenders party thereto and the Agent. The Repricing Amendment reduces the applicable interest rate margins on the Credit Agreement’s term loans by 75 basis points to 3.00% (for the term loans bearing interest at rates based on the base rate) and to 4.00% (for the term loans bearing interest at rates based on the secured overnight financing rate). In conjunction with the Repricing Amendment, the Company completed a voluntary term loan principal repayment of $25 million. The debt was extinguished at par using cash on hand. Over the last seven quarters, U.S. Silica has repurchased a total of $359 million in debt.

The Repricing Amendment also allows U.S. Silica to enter into a repricing transaction without prepayment premium if such repricing transaction occurs after September 25, 2024. The maturity dates of March 23, 2030 with respect to the term loans and March 23, 2028 with respect to the revolving credit facility and all other material provisions under the Credit Agreement remain unchanged.

The foregoing description of the Repricing Amendment does not purport to be complete and is qualified in its entirety by reference to copy of the Repricing Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

On March 26, 2024, the Company issued a press release announcing its entry into the Repricing Amendment. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a) Exhibits.

Exhibit Number	Description

10.1*	Amendment No. 1 to Credit Agreement, dated as of March 25, 2024, by and among USS Holdings, Inc., U.S. Silica Company, the subsidiary guarantors thereto and BNP Paribas, as administrative agent.

99.1	U.S. Silica Holdings, Inc. press release dated March 26, 2024.

104	Cover Page Interactive Data File (formatted as inline XBRL)

*	Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. Copies of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2024

U.S. SILICA HOLDINGS, INC.

/s/ Kevin J. Hough
Kevin J. Hough
Executive Vice President & Chief Financial Officer